                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

           STANDARD & POOR'S COMSTOCK REVENDOR INFORMATION DISTRIBUTION
                                   LICENCE AGREEMENT

This Agreement is made 23rd August 1996 between

(1) McGraw-Hill International (UK) Ltd - Standard & Poor's ComStock Division ("Standard & Poor's ComStock") whose registered office is at McGraw-Hill House, Shoppenhangers Road, Maidenhead, Berks. SL6 2QL and whose Principal place of Business is at Wimbledon Bridge House, 1 Hartfield Road, London SW19 3RU, UK, and

(2)  Virtual Telecom
     Morgines Business Center
     12 avenue des Morgines
     1213 Petit-Lancy 1 - Geneve - Switzerland

WHEREAS:

A) Standard & Poor's ComStock is licensed to distribute information from various Stock Exchanges, Commodity Exchanges, and other sources ("Sources"); and

B) The parties desire that certain information from Standard & Poor's ComStock ("Information") as specified in Exhibit A, attached hereto and made a part hereof, be made available to Licensee for dissemination by Licensee through its services ("Service") as described more fully in Exhibit C, attached hereto and made a part hereof.

WHEREBY IT IS AGREED AS FOLLOWS

1.  LICENCE

a) Standard & Poor's ComStock hereby grants a non-exclusive licence to Licensee to permit dissemination of Information through the Service upon the terms and non-transferable conditions set out herein.

b) Licensee is hereby granted the right to provide electronic access to the Information to any or all of its present and future Service users ("Users") provided that the Information is supplied to the User by means (such as data encryption, or packet transmission-digitizing) which prevent unauthorised reception, use or retransmission and further provided that Licensee has executed any and all necessary documents with various Sources, which documents have been accepted and approved by the Sources. Notice of such Source acceptance and approval must be supplied to Standard & Poor's ComStock prior to Licensee's use of Information. A User is defined as a direct customer of Licensee having access to the Service and who has executed a subscription Agreement which contains the terms and conditions set forth in clause 3d. Licensee shall strictly control access to Information so that it may not be used by persons or firms other than Users.

c) Licensee understands that it is not entitled to sublicense, transfer or assign its rights hereunder, licensee shall make the Information available only to the Users of the Service. Licensee represents and warrants that each User shall use the Information supplied hereunder wholly and solely for User's internal business purposes, and that Users shall not reproduce, publish, or distribute the Information in any format, in whole or in part, for sale or commercial use.

d) In the event that Licensee desires to sell any or all of the Information to resellers or information vendors, such sale is not permitted under this Agreement, and must be authorised by Standard & Poor's ComStock under a separate agreement or by mutually agreeable amendment executed and attached hereto.

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

2.  EQUIPMENT

a) Licensee shall have no right in or to any Standard & Poor's ComStock equipment or associated communications equipment ("Standard & Poor's ComStock Equipment") or to the Information received, except the rights of use herein granted. Where Standard & Poor's ComStock is provided via satellite the Licensee shall not use (without Standard & Poor's ComStock's express prior written consent) any of the satellite receiver equipment including both indoor and outdoor devices, for any other purpose other than the purpose of this Agreement.

b) Licensee shall not attach, or permit or cause to be attached, any devices or communication lines to the Standard & Poor's ComStock Equipment except for the purpose of receiving the Information.

c) Licensee shall not move the Standard & Poor's ComStock Equipment without the permission of Standard & Poor's ComStock.

d) The Standard & Poor's ComStock Equipment will include Standard & Poor's ComStock Terminal Interface Device (TID) which will be maintained by Standard & Poor's ComStock in good working order as part of the Licence fee. The installation cost of the TID shall form part of the set-up and installation fee shown in Schedule of Fees in Exhibit D, attached hereto and a part hereof. All other Standard & Poor's ComStock Equipment (including without limitation all communication equipment) will be subject to additional installation and maintenance fees. Licensee shall be liable for the cost of any extraordinary installation, repair or replacement of any of the Standard & Poor's ComStock Equipment. Extraordinary installation includes (without limitation) special cable requirements such as cabling in excess of 10 feet, installation work performed during non-business hours, electrical work done external to the Standard & Poor's ComStock Equipment, and expedited order-handling and shipping. Extraordinary maintenance includes (without limitation) electrical work external to the Standard & Poor's ComStock Equipment, maintenance on accessories or attachments and includes repair of damage to the Standard & Poor's ComStock Equipment, resulting from accident, neglect, misuse, failure of electrical power or causes other than ordinary use. Licensee shall return the Standard & Poor's ComStock Equipment in good condition, ordinary wear and tear excepted, upon termination of this Agreement.

3.  INFORMATION

a) The Information shall be categorised and delivered to Licensee according to the Data Specifications described in Exhibit B attached hereto and made a part hereof. The furnishing of the Information is conditional upon strict compliance with the provisions of this Agreement, the applicable policies of the Sources, and with all local, and national regulations which might pertain to the use of the Information or the Service. Standard & Poor's ComStock may discontinue provision of the Information hereunder, without notice, whenever the terms of its agreements with the Sources require such discontinuance, or in its judgement it finds a breach by Licensee of any of the provisions in this Agreement. In the event Standard & Poor's ComStock discontinues providing some or all Information hereunder through no fault of the Licensee, then an equitable adjustment will be made in the fees charged hereunder.

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

b) Notwithstanding clause 3(a), Standard & Poor's ComStock will use reasonable endeavours to deliver the information, for each Source that it is able to do so, delayed in a manner that conforms with the requirements of the Sources to the extent that such a delay will result in the Users of the Service not incurring end-user Source fees. Where Standard & Poor's ComStock is not able to fulfil the requirements of the Source for delayed data then the Licensee shall be responsible directly to the Source in fulfilling such requirements. Standard & Poor's ComStock accepts no liability for any breach of Source requirements howsoever arising from Standard & Poor's ComStock's or Licensee's obligations in this sub-clause.

c) Neither Standard & Poor's ComStock nor any of its Sources warrants that the information will be uninterrupted or error-free. Standard & Poor's ComStock and all Sources involved with the Information supplied as part of the Standard & Poor's ComStock service shall in no way be liable to Licensee for any inaccuracies, errors or omissions, regardless of cause, in the Information received on Standard & Poor's ComStock, or for any damages (whether direct, indirect or consequential) resulting therefrom. All representations, warranties and conditions whether expressed or implied by statute, common law or otherwise in relation to the Information are hereby excluded. In the event that Standard & Poor's ComStock is held liable for damages under this Agreement, in no event shall such liability whether arising from breach of contract, negligence, warrant or strict liability or otherwise in the aggregate exceed one month's Standard & Poor's ComStock License Fees.

d) Prior to commencing distribution of the Information to any User, Licensee shall enter into a written subscription agreement with each such User, the form of which agreement shall be subject to the prior review and approval of Standard & Poor's ComStock. Such subscription agreement shall include the provisions to the effect that each User:

     (i) agrees that Standard & Poor's ComStock and the Sources shall have no liability for the accuracy or completeness of the Information or for delays, Interruptions, or omissions therein;

     (ii) agrees not to use or permit anyone to use the information for any unlawful purpose;

     (iii) agrees that the information is to be used soley for the internal use of the Users and its employees and not for redistribution to any other person or entity; provided, however, that "internal use" shall be deemed to include use by third parties with whom the User share but to whom User does not sell or beneficially provide the information, provided that the usage by such third parties constitutes an integral and inseparable part of the User business;

     (iv) agrees that its arrangements with Licensee for receipt of the information is subject to termination in the event that this Agreement between Licensee and Standard & Poor's ComStock, is terminated for any reason;

     (v) agrees, where applicable, to make application to and receive written approval for receipt of the Information from each and every Source prior to commencing receipt of the information and agree to comply with any conditions, restrictions or limitations imposed by any of the Sources, including paying all such fees or charges as such Sources may impose either directly or through Standard & Poor's ComStock or Licensee; and

     (vi) acknowledges that the Sources described in the preceding paragraph may have the right to terminate provision of the information to subscriber with or without notice and that neither any such Source, Standard & Poor's ComStock nor Licensee shall have any liability in connection therewith.

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

e) Licensee agrees to indemnify and hold Standard & Poor's ComStock and its affiliates harmless from and against any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees, arising out of: (i) any liability of Standard & Poor's ComStock to any User where Licensee has failed to incorporate the foregoing provisions in its agreement with such User; or (ii) any breach of alleged breach on the part of Licensee or any User with respect to its/their obligations to obtain prior approvals from appropriate Sources and to comply with any applicable conditions, restrictions or limitations imposed by a Source.

f) Standard & Poor's ComStock represents that it has the rights and licenses, if any, necessary to transmit the Information to Licensee, and that so far as Standard & Poor's ComStock is aware, Licensee's planned use of Information under the terms and conditions contained herein does not infringe any proprietary right or any third party right.


g)  Standard & Poor's ComStock shall deliver the Information to Licensee at

    Morgines Business Center
    12 avenue des Morgines
    1213 Petit-Lancy 1 - Geneve - Switzerland

    or at such other locations as Licensee and Standard & Poor's ComStock may agree. Where Standard & Poor's ComStock is provided to the Licensee via telephone lines then Standard & Poor's ComStock shall, at Licensee's expense, install, furnish, and maintain or arrange to be installed, furnished and maintained, necessary modems, communication lines and/or interface equipment. Where Standard & Poor's ComStock is provided via satellite then Standard & Poor's ComStock shall, at Licensee's expense, install, furnish, and maintain or arrange to be installed, furnished and maintained, the indoor and outdoor equipment necessary to receive Standard & Poor's ComStock by satellite.

4.  PAYMENTS

    In consideration for the rights granted by Standard & Poor's ComStock in this Agreement, Licensee shall make payments to Standard & Poor's ComStock as follows:

    a) Licensee shall pay to Standard & Poor's ComStock a one time non-refundable set-up and installation fee as shown in Exhibit D due and payable upon execution of this Agreement.

    b) Standard & Poor's ComStock shall invoice Licensee for all communications equipment (including without limitation modems and/or satellite receiver equipment) supplied and/or maintained pursuant to this Agreement. The cost of supply and/or maintenance of such communications equipment is shown in Exhibit D.

    c) Non-recurring charges such as relocation, and removals will be billed in accordance with Standard & Poor's ComStock's then current published rates.

    d) Licensee will pay quarterly in advance minimum Licence fees, the total of which after this Agreement becomes effective will be the amount as shown in Exhibit D. The payment for the first quarter shall be made upon execution of this Agreement.

    e) Licensee shall be responsible for the payment of any and all applicable fees billed to Standard & Poor's ComStock or directly to Licensee by Sources, which fees result from Licensee's use of Information.

    f) Standard & Poor's ComStock may, in its sole discretion and at any time following the initial term of this Agreement, modify the amounts in Exhibit D as specified herein after having

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

       provided written notice to Licensee of at least one hundred and eighty days (180) days before expiry of the initial term.

    g) Standard & Poor's ComStock may audit Licensee's records for the sole purpose of verifying the accuracy of Licensee's reported annual License fees as provided for in clause 4(d). Licensee will make such records readily available to Standard & Poor's ComStock for inspection during normal working hours on one week's notice. Standard & Poor's ComStock agrees that all of Licensee's records will be treated as confidential and will not be used for any purpose other than the audit.

    h) All charges and amounts referred to in this Agreement are stated exclusive of VAT or other applicable local taxes which shall be added at the then current rate.

    i) All invoices submitted by Standard & Poor's ComStock are payable within 30 days of the invoice date. Standard & Poor's ComStock reserves the right without prejudice to any other rights it may have to charge interest at the rate of 3% over the National Westminster Bank plc Base Rate from time to time on overdue accounts, such interest to run from the date payment is due to the date it is made.

5.  INFORMATION ENHANCEMENTS

    Any improvements or beneficial alterations to the Standard & Poor's ComStock service which might occur during the term of this Agreement, while unidentified at this time, will be offered to Licensee under terms and conditions to be negotiated provided:

    a) Standard & Poor's ComStock has the right to supply new information to Licensee; and

    b) Licensee and Standard & Poor's ComStock execute a separate agreement or an amendment to this Agreement.

6.  TERM

    a) This Agreement shall take effect upon its execution by an authorized representative of Standard & Poor's ComStock and of the Licensee.

    b) The term of this Agreement shall be for an initial term of thirty (30) months commencing on the effective date and shall continue thereafter for additional consecutive twelve (12) month periods unless written notice of termination shall have been received by either party from the other at least ninety (90) days prior to the end of the initial term or any additional twelve (12) month period.

    c) If Standard & Poor's ComStock shall increase its charges pursuant to paragraph 4(f) above, Licensee shall have the option to terminate this Agreement by written notice to Standard & Poor's ComStock within ninety
       (90) days of Licensee's receipt of notice of such rate increases, such notice to expire on the final day of the initial term or any additional twelve (12) month period.

7.  USE OF MARK

    Licensee may not use any of the names Standard & Poor's, SPC or Standard & Poor's ComStock in marketing or advertising materials without the prior written consent of Standard & Poor's ComStock.

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

8.  RIGHTS OF SPECIFICATION

    The Standard & Poor's ComStock Data Specification described in Exhibit B is proprietary to Standard & Poor's ComStock or its licensor and nothing in this contract conveys any rights whatsoever with regard to the use of Data Specification to Licensee. The Data Specification is provided to the Licensee strictly for the purpose of developing internal computer software to receive the information. Licensee may not use the Data Specification for any other purpose whatsoever, including, but not limited to, the development of systems for transmission of computer data. Licensee may not give, transmit, or sell the specification to any other party. Neither Standard & Poor's ComStock nor its licensor shall have any liability or responsibility for any loss or damage resulting from use by Licensee of the said Data Specification. Upon the termination of the Agreement for any reason, Licensee agrees to return the Data Specification to Standard & Poor's ComStock and provide a written certification that Licensee has not retained any copies of the Data Specification.

9.  CONFIDENTIALITY

    In addition to the duties imposed on Licensee pursuant to clause 8 above Standard & Poor's ComStock and Licensee agree to hold confidential any and all of each other's trade secrets, procedures, formula, Data Specification Agreements, financial data, User lists, and future plans, which may be learned before and during the term of this Agreement. The learned information will be held confidential throughout the term of this Agreement and five years thereafter, unless it becomes freely and publicly available otherwise than as a result of breach by either party of its obligations under this Agreement or is independently developed without reference to the other party's confidential information.

10. PREVENTION OF PERFORMANCE

    Standard & Poor's ComStock shall not be liable for any failure in performance of this Agreement if such failure is caused by acts of God, war, governmental decree, power failure, judgement or order, strike, or other circumstances, whether or not similar to the foregoing, beyond its reasonable control.

11. RIGHT OF TERMINATION IN THE EVENT OF BREACH OR BANKRUPTCY

    a) Subject as otherwise provided in this Agreement, in the case of any serious breach of this Agreement either party may give written notice to the other party requiring the breach to be remedied by that other party within 30 days of the date of that written notice and if the other party fails to comply with the notice the first mentioned party may forthwith terminate the Agreement by giving written notice to the other party.

    b) This Agreement may be terminated forthwith on summary notice in writing by either party in the event that the other party shall have a receiver manager or administrator appointed over the whole or any part of its assets or if any order shall be made or resolution passed for the winding up of the other party (except for the purpose of amalgamation or reconstruction) or if the other party shall enter into any composition or arrangement with its creditors or shall cease or threaten to cease to carry on business.

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

12. ASSIGNMENT

    This Agreement shall not be assigned, sublicensed or otherwise transferred by Licensee without the prior written consent of Standard & Poor's ComStock.

13. ENTIRE AGREEMENT

    This Agreement and its exhibits embodies the whole Agreement between the contracting parties. There are no promises, representations, conditions or terms other than those herein contained.

14. NON-WAIVER

    The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights nor shall be deemed to be a waiver of any subsequent breach.

15. AMENDMENTS

    No modification, change or alteration of this Agreement shall be effective unless in writing and signed by the parties hereto.

16. NOTICES

    All notices under this Agreement shall be given in writing to the parties as follows:

    TO: Standard & Poor's ComStock
        Wimbledon Bridge House
        1 Hartfield Road
        London SW19 3RU, UK

       Attn: Mr Mark Hepsworth-General Manager.

    TO: Virtual Telecom
        Morgines Business Center
        12 avenue des Morgines
        1213 Petit-Lancy 1 - Geneve - Switzerland

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

17. GOVERNING LAW

   This Agreement shall be governed by English Law and the parties agree hereby to submit to the jurisdiction of the English Courts.

   IN WITNESS WHEREOF Licensee and Standard & Poor's ComStock have caused this Agreement to be executed by their duly authorized respective officers, as of the day and year above written.

     SERVICE REQUESTED BY:                     SUBSCRIPTION ACCEPTED BY:

         [Illegible]                                  [Illegible]
----------------------------------   -----------------------------------------------
  (Duly Authorized Signatory)        (Authorized Standard & Poor's ComStock Officer)

         [Illegible]                                  [Illegible]
----------------------------------   -----------------------------------------------
      (Name and Title)                             (Name and Title)


      VIRTUAL TELECOM                     McGraw-Hill International (UK) Ltd
      ---------------                     ----------------------------------
      (Company Name)                     Standard & Poor's ComStock Division
                                         -----------------------------------

         10 Sept. 1996                                 19 Sept '96
----------------------------------   -----------------------------------------------
              (Date)                                        (Date)


                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES


                                    EXHIBIT A

                             INFORMATION DEFINITION

This information shall include delayed and real time data from Exchanges and Sources covered by Standard & Poor's ComStock, as shown below, provided that such Exchanges and Sources have given their approval, and agreements with them have been completed when required:

ASIA & AUSTRALIA                                 SWITZERLAND

Hong Kong Futures Exchange (HKFE)                Basle Stock Exchange and Bonds
Singapore International Monetary Exch. (SIMEX)   Berne Stock Exchange and Bonds
                                                 Geneva Stock Exchange and Bonds
CANADA                                           Zurich Stock Exchange and Bonds
                                                 SOFFEX
Montreal Stock Exchange                          EBS International
Toronto Stock Exchange
                                                 UNITED KINGDOMh
FRANCE
                                                 London Stock Exchange (LSE)
MATIF                                            SEAQ International Level 1
MONEP                                            LIFFE
Paris Stock Exchange                             London Metal Exchange (LME)
Paris Bonds, Paris Cash
                                                 NORTH AMERICA
GERMANY
                                                 Chicago Board of Trade (CBOT)
Frankfurt Stock Exchange (FSE)                   Chicago Mercantile Exchange
Deutsche Termin Borse (DTB)                       (CME) and (IMM)
                                                 New York Mercantile Exchange
                                                  (NYMEX)
                                                 Options Price Reporting
                                                  Authority (OPRA)
ITALY                                            New York Stock Exchange (NYSE)
                                                 American Stock Exchange (AMEX)
Mercato Italiano dei Futures (MIF)               NASDAQ
Mercato Reddito Fisso (MRF)                      Foreign Currency Options (PHLX)
Mercato Continuo Italia (MCI)
Mercato Secondario dei Titoli di Stato (MTS)     FOREIGN EXCHANGE

NETHERLANDS                                      Combined quotes

Amsterdam Stock Exchange (ASE)                   INTERNATIONAL INDICES
European Options Exchange (EOE)

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

                                 EXHIBIT B

                    STANDARD & POOR'S COMSTOCK DATA FORMAT

The information shall be delivered in broadcast mode via a dedicated Satellite installation at Virtual Telecom office at Morgines Business Center, 12 avenue des Morgines, 1213 Petit-Lancy 1 - Geneve-Switzerland or at such other locations as Licensee and Standard & Poor's ComStock may agree.

The Information described in exhibit A shall be made available to the Virtual Telecom TAL Server via a ComStock Terminal Interface device (TID).

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

                                   EXHIBIT C

                          DESCRIPTION OF LICENSEE SERVICE

                         TO BE PROVIDED BY VIRTUAL TELECOM

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

                                  EXHIBIT D (page 1 / 2)

                                     SCHEDULE OF FEES

1.  STANDARD & POOR'S COMSTOCK LICENCE FEES

INTERNET WEB SERVICE

Licensee will pay Licence Fees in the following way:

Licensee shall send a monthly report to Standard & Poor's ComStock indicating the number of Users of the WEB Service that have access to the Standard & Poor's ComStock Information including the generated revenue from this service. Virtual Telecom will provide copy of client invoices if requested.

Standard & Poor's ComStock will invoice Licensee for 50% of the remaining monthly revenue (as specified below). This is payable quarterly in arrears.

INTERNET TAL SOFTWARE BASED SERVICE

Licensee will pay Licence Fees in the following way:

Licensee shall send a monthly report to Standard & Poor's ComStock indicating the number of Users of the TAL software based Service that have access to the Standard & Poor's ComStock Information including the generated revenue from this service.

Standard & Poor's ComStock will invoice Licensee for 50% of the remaining monthly revenue (i.e. after Townsend and basic AFX News service, Foreign Exchange and indexes royalties, quarterly in arrears.

The minimum monthly amount to Standard & Poor's ComStock, payable quarterly in advance, will be:

September 96 to January 97       L  2,000   per month
February to April 97             L  2,750   per month
May to July 97                   L  3,500   per month
August to October 97             L  5,000   per month
November to January 98           L  7,500   per month
From February 98                 L 10,000   per month

The above assume less than 400 TAL Users. Beyond 400 TAL Users, Standard & Poor's ComStock will invoice Licensee for 50% of the remaining monthly revenue, as specified above.

The above are datafeed charges only and exclude exchange pass through and end user fees.

2. SATELLITE RENTAL AND COMMUNICATIONS COSTS

L 200 per month

                                     STANDARD & POOR'S
                                        A DIVISION OF THE MCGRAW-HILL COMPANIES

                           EXHIBIT D (page 2/2)

                            SCHEDULE OF FEES

3. STANDARD & POOR'S COMSTOCK SETUP AND INSTALLATION FEES (ONE OFF)

Setup and installation             L 1,700

Security Deposit                   L 2,000
(refundable on termination of service)

PLEASE NOTE:

    (a) All prices are exclusive of VAT and local taxes.
    (b) Communication prices above are subject to change without notice.
    (c) Exchange fees - as required,
    (d) Sources and Exchanges fees are subject to change without notice
    (e) Standard & Poor's ComStock reserves the right to increase its service fees for additional data required by Virtual Telecom in addition to that listed in Exhibit A.